Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 576 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Municipal Core Plus Bond Fund, Fidelity SAI Sustainable Conservative Income Municipal Bond Fund, and Fidelity SAI Sustainable Municipal Income Fund of our reports dated March 12, 2024; Fidelity Sustainable Intermediate Municipal Income Fund of our report dated March 14, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended January 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 20, 2024